Exhibit 4.17

ELEVENTH SUPPLEMENTAL INDENTURE

THIS ELEVENTH SUPPLEMENTAL INDENTURE (the “Eleventh Supplemental Indenture”), dated as of November 4, 2013, among Maidenform International LLC; Elizabeth Needlecraft LLC; MF Retail LLC; Nicholas Needlecraft LLC; Maidenform (Bangladesh) LLC; Crescent Industries LLC; and Maidenform (Indonesia) LLC (together, the “Guaranteeing Subsidiaries”), subsidiaries of Hanesbrands Inc. (or its permitted successor), a Maryland corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Branch Banking and Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee the indenture, dated as of August 1, 2008 (the “Base Indenture”), among Hanesbrands Inc. (the “Company”), the Subsidiary Guarantors party thereto and the Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of December 10, 2009 (the “First Supplemental Indenture”), among the Company, the Subsidiary Guarantors and the Trustee, as amended and further supplemented by the Second Supplemental Indenture, dated as of August 13, 2010 (the “Second Supplemental Indenture”), as further supplemented by the Third Supplemental Indenture, dated as of November 10, 2010 (the “Third Supplemental Indenture”), as further supplemented by the Fifth Supplemental Indenture, dated as of July 1, 2013 (the “Fifth Supplemental Indenture”), as further supplemented by the Seventh Supplemental Indenture, dated as of September 11, 2013 (the “Seventh Supplemental Indenture”) and as further supplemented by the Ninth Supplemental Indenture, dated as of October 7, 2013 (the “Ninth Supplemental Indenture” and, the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fifth Supplemental Indenture, the Seventh Supplemental Indenture and the Ninth Supplemental Indenture is referred to herein as the “Indenture”) providing for the issuance of the Company’s 8.000% Senior Notes due 2016 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Eleventh Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 of the First Supplemental Indenture.

3. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. Governing Law. THIS ELEVENTH SUPPLEMENTAL INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

5. Counterparts. The parties may sign any number of copies of this Eleventh Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eleventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

2

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed and attested, all as of the date first above written.

MAIDENFORM INTERNATIONAL LLC ELIZABETH NEEDLECRAFT LLC MF RETAIL LLC NICHOLAS NEEDLECRAFT LLC MAIDENFORM (BANGLADESH) LLC CRESCENT INDUSTRIES LLC MAIDENFORM (INDONESIA) LLC

By:	/s/ Donald F. Cook
Name: Donald F. Cook
Title: Treasurer

HANESBRANDS INC.

By:	/s/ Donald F. Cook
Name: Donald F. Cook
Title: Treasurer

Signature Page to Eleventh Supplemental Indenture

On behalf of each of the Guarantors listed below:

BA INTERNATIONAL, L.L.C.

CARIBESOCK, INC.

CARIBETEX, INC.

CASA INTERNATIONAL, LLC

CC PRODUCTS, INC.

CEIBENA DEL, INC.

EVENT 1, INC.

GEARCO, INC.

GFSI INC.

GFSI HOLDINGS, INC.

HANES MENSWEAR, LLC

HANES PUERTO RICO, INC.

HANESBRANDS DIRECT, LLC

HANESBRANDS DISTRIBUTION, INC.

HBI BRANDED APPAREL ENTERPRISES, LLC HBI BRANDED APPAREL LIMITED, INC.

HBI INTERNATIONAL, LLC

HBI SOURCING, LLC

INNER SELF LLC

JASPER-COSTA RICA, L.L.C.

PLAYTEX DORADO, LLC

PLAYTEX INDUSTRIES, INC.

SEAMLESS TEXTILES, LLC

UPCR, INC.

UPEL, INC.

HANESBRANDS EXPORT CANADA LLC

MAIDENFORM BRANDS, INC.

MAIDENFORM, INC.

MF RETAIL, INC.

By:	/s/ Donald F. Cook
Name: Donald F. Cook
Title: Treasurer

Signature Page to Eleventh Supplemental Indenture

BRANCH BANKING AND TRUST COMPANY as Trustee

By:	/s/ Gregory Yanok
Name: Gregory Yanok
Title: Vice President

Signature Page to Eleventh Supplemental Indenture